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                                                                   EXHIBIT 10.14

                                                   [HUGHES NETWORK SYSTEMS LOGO]


8050025

                               AMENDMENT #1 TO THE
                              TERMS AND CONDITIONS

                                       FOR

                                    38GHZ ODU

                                     BETWEEN

                             HUGHES NETWORK SYSTEMS
                    A HUGHES ELECTRONICS CORPORATION COMPANY
                             11717 EXPLORATION LANE
                           GERMANTOWN, MARYLAND 20876

                                       AND

                               ENDGATE CORPORATION
                                 321 SOQUEL WAY
                           SUNNYVALE, CALIFORNIA 94086

                              DATE: OCTOBER 5, 1998

                           CONTRACT NO.: JBG-020798-1









[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

                              TERMS AND CONDITIONS

     This Amendment #1 to Contract No. JBG-020798-1 dated March 13, 1998, made between Hughes Network Systems, a Hughes Electronics Corporation company, having its principal place of business at 11717 Exploration Lane, Germantown, Maryland 20876 (hereinafter called "HNS"), and Endgate Corporation having its principal place of business at 321 Soquel Way, Sunnyvale, CA 94016 (hereinafter called the "Contractor" or "Endgate") shall be effective October 5, 1998.

                                   WITNESSETH:

     WHEREAS HNS desires to buy and Contractor desires to sell Equipment and Services as hereinafter specified and the Parties desire to define the terms and conditions under which such Equipment and Services will be furnished.

     NOW THEREFORE, the Parties hereto, in consideration of the mutual covenants herein expressed, agree with each other as follows:

ARTICLE  SCOPE OF WORK ADD THE FOLLOWING PARAGRAPH

     Contractor shall provide the necessary personnel, material, services, equipment and facilities to perform the work specified in the statement of work (Exhibit A) No. HNS-15009 revision 5 entitled statement of work for manufacture of a 24-GHz radio integrated outdoor unit for subscriber and hub stations and dated september 29, 1998 and the specification 1026128 (Exhibit B) at its then current revision which are attached hereto and made a part of this contract for any future point to multipoint developments, if any, contractor shall provide the necessary personnel, material, services, equipment and facilities to perform the work specified in a referenced statement of work and specification.

     Terms such as 24GHz, 38GHz, odu, subscriber unit, hub unit, [*]dbm, [*]dbm are for reference only. Actual specifications are contained in the relevant documents.

ARTICLE  STRATEGIC RELATIONSHIP AMEND AS SHOWN IN BOLD

     The Parties agree that they are hereby entering into a strategic relationship in which Contractor shall supply millimeter wave equipment to HNS in accordance with this Contract. Contractor agrees to give the highest priority commitment for the life of this relationship for the following elements:

     1.  Factory capacity to ensure timely delivery of Work ordered by HNS.
     2. Design services and product changes to permit this Work to retain its technical leadership and competitive position in the market and to permit/adapt its use at other frequency bands as indicated in the SOW.

     Contractor hereby grants to HNS market exclusivity for the Point-To-Multipoint market for a [*] after completion of Acceptance of the Work or any changes, enhancements, or derivatives before offering to sell such Work or modified Work to others. Exclusivity will terminate if HNS fails to order [*] of the forecasted quantity for a period of [*]. The first

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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year Production forecast for this Contract is [*] or more for 38GHZ ODU AND [*]
FOR 24GHZ ODU. CONTRACTOR SHALL NOT SELL OR OFFER FOR SALE TO ANY THIRD PARTY WORK DEVELOPED UNDER THIS CONTRACT WITHOUT THE PRIOR WRITTEN CONSENT OF HNS. HNS agrees to provide the Contractor with a first opportunity to bid on requirements for new Point to Multipoint assemblies at frequencies of 18 GHz and above. FOR ANY FUTURE DEVELOPMENTS THE REQUIRED FORECAST INFORMATION FOR THIS ARTICLE WILL BE PROVIDED IN THE PURCHASE ORDER.

ARTICLE  PRICE AND PAYMENT AMEND AS SHOWN IN BOLD

     A. For the full, satisfactory. and timely performance of all the requirements of this Contract, Contractor shall be entitled to payment by HNS of the amount indicated in Purchase Order P241537 and subsequent associated purchase orders, in accordance with this Article and paragraph C of the Article entitled Production Phase and Purchase Orders. In any event the total amount associated with the Development Phase [*] for the 38GHz Development and [*] for the 24GHz Development and shall be paid based on the successful conclusion of the Development milestones as shown in Paragraph C of this Article. This amount, which shall be paid to Contractor in accordance with this Article, includes all taxes, duties and similar liabilities whatsoever and all charges for packaging and crating deliverable items to destination(s) in the United States designated by HNS, except as stated in Paragraph B below.

     B. Except with respect to any State or local sales or use taxes on the sale to HNS or use by HNS of the items delivered under this Contract, Contractor shall assume responsibility for and shall save HNS harmless from all taxes, duties, and similar liabilities which may be required under any applicable Federal, State, or local law or laws and which become due by reason of the performance of Work under this Contract, and shall comply with all requirements of said laws, including any interest payment or penalties related to or arising from such taxes, duties and similar liabilities.

     C. Without limiting the obligations of Contractor to comply with all the requirements of this Contract, HNS agrees to make payments to Contractor in accordance with the following schedule:

                             DEVELOPMENT PHASE 38GHZ

                 MILESTONE                         PAYMENT
                 [*]                               [*]

         where Acceptance is defined by Chapter 5 of the SOW, but excludes "Production Testing".

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                             DEVELOPMENT PHASE 24GHZ

                         MILESTONE                            PAYMENT
                         [*]                                  [*]

ARTICLE  PRODUCTION PHASE AND PURCHASE ORDERS AMEND AS SHOWN IN BOLD

     C. The initial prices for the [*] Subscriber Units shall be [*]. The table below represents the initial not to exceed, volume based, pricing prior to the completion of the design and experiencing the actual manufacturing costs and O/II. After commencement of the Production Phase, if any, and prior to shipment of the [*], HNS and Contractor will negotiate the pricing for the subsequent Subscriber and the HUB units. The subscriber pricing will [*]. The HUB pricing will follow similar guidelines and [*].

                        38 GHZ AND 24 GHZ([*] DBM OPTION / "BASE PRICE")
              Subscriber Units                            HUB Units
         Quantity            Unit Price         Quantity              Unit Price

         [*]                 [*]                [*]                   [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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          IT IS UNDERSTOOD THAT HNS DESIRES TO HAVE SUBSCRIBER AND HUB UNITS
WITH [*]DBM POWER OUTPUT OPTION AVAILABLE AS SOON AS POSSIBLE. CONTRACTOR AGREES THAT THE BASE PRICE FOR 24GHZ UNITS [*] REGARDLESS OF POWER OUTPUT OPTION ([*]DBM OR [*]DBM) PURCHASED. THE PRICE OF UNITS WITH THE [*]DBM OPTION WILL BE DETERMINED BY [*]:

                        24 GHZ([*] DBM OPTION / "PRICE ADDER")

                  SUBSCRIBER UNITS                          HUB UNITS
         QUANTITY            UNIT PRICE      QUANTITY                UNIT PRICE
         [*]                 [*]             [*]                     [*]

     D. It is understood by both Parties that the target pricing of the Subscriber units beyond the [*] will require an end cost to HNS of no greater than [*]. To achieve this target price, after commencement of the Production Phase, if any, and prior to shipment of the [*], HNS and Contractor agree to negotiate a cost reduction plan, which may include exercising article HNS design and manufacture, in which both Parties will work together to achieve cost reductions for the Products. Such plan will include details of the process both Parties will follow to identify potential cost reductions and how any cost reductions achieved will be shared by both Parties subject to achieving the target price. It is understood that there will be a high level of commonality in design, materials, and manufacturing processes between the Subscriber unit and Hub unit. Therefore, any identified price reductions for the Subscriber unit will be incorporated in the Hub unit price.

     F. HNS non-binding production forecast, which is not to be interpreted as a commitment, is for [*] of the 38 GHz ODU's to be delivered over a four year period and [*] of the 24 GHz ODU's over a three year period starting after the respective Development Phase.


ARTICLE  PATENT RIGHTS AMEND AS SHOWN IN BOLD

A. For all inventions or other intellectual property rights conceived or first actually reduced to practice by CONTRACTOR under this Contract, and for all Patents and Rights issuing thereon, said patents or intellectual property rights shall be the joint property of the Parties in accordance with Paragraph G of this Article. Promptly after acquiring knowledge of each such invention, Contractor will disclose the same to HNS in writing, and will provide HNS with such additional information and cooperation as HNS may require to secure Patent protection on the same, if HNS decides to seek Patent protection. For all inventions or other intellectual property rights conceived or first actually reduced to practice solely by HNS and for all patents and rights issuing thereon, said patents and intellectual property rights shall be solely owned by HNS.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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G. JOINT INVENTIONS

  1. Each Party shall have an equal, undivided one-half interest in and to Joint Inventions, without accounting to either party, as well as in and to patent applications and patents thereon in all countries. An assignment of rights in all Joint Inventions shall be executed in the names and for the benefit of both Endgate and HNS.

ARTICLE  ORDER OF PRECEDENCE AMEND AS SHOWN IN BOLD

     In the event of any ambiguity and/or inconsistency between the Terms and Conditions, Statement of Work, Specifications, Drawings or other documents incorporated by reference, the following descending order of precedence shall control:

     1.  Terms and Conditions and any amendments thereto;

     2.  Exhibit A, Statement of Work Revision 6 and dated March 18, 1998;

     3. Exhibit B, Performance Requirements Specification 1024668 and 1025231 at their current revision;

     4.  Purchase Order(s);

     5. Drawings and other documents attached to the Specifications or incorporated by reference.

     The order of precedence for 24GHz odu and any future projects amended to this contract shall always be as follows, unless specific reference is made to the contrary in any such amendment:

     1.  Terms and Conditions of This Contract and Any Amendments Thereto;
     2.  Statement of Work;
     3.  Performance Specifications;
     4.  Purchase Order;
     5. Drawings and Other Documents Attached to the Specifications or Incorporated by Reference.

ARTICLE  ACCESS TO WORK IN PROGRESS AND DATA ADD THIS PARAGRAPH

         HNS may elect to assign HNS employee(s) to be on site at contractor's facilities during the development phase of this contract or any subsequent point to multipoint developments. Contractor shall provide office space at no cost.

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ARTICLE  GENERAL ADD THIS PARAGRAPH

     F. Within ten (10) days of execution of this amendment and within ten (10) days of execution of a purchase order for future development work, if any, contractor shall provide to HNS a detailed design block diagram for the work product(s) being developed under this contract. Furthermore, contractor, within ten (10) days, shall disclose to HNS, in writing, a report of the recurring and non-recurring percentage of the total selling price to be charged for each block in the detailed design block diagram. Contractor shall warrant to HNS the accuracy of the information set forth in the report. In the event that HNS, pursuant to the articles of this contract entitled, "Changes", "Patent rights" and/or "HNS design and manufacture" elects to make or have made any of said components, the parties shall mutually agree in good faith to reduce the price of the work by an equitable amount not less than the actual net price that would have been charged by contractor, where net price is the total selling price including non-recurring engineering less the price of any interface control documents required to be created by contractor.

ARTICLE  HNS DESIGN AND MANUFACTURE ADD THIS ARTICLE

         In order to optimize time to market and recurring cost performance HNS shall have the right to design and manufacture, with respect to Paragraph D of the article Production Phase and Purchase Order and Paragraph F of the article General, any of the components as set forth in the detailed design block diagram. It is intended that such activities are to utilize the primary strengths of the parties which are currently recognized to be networks and baseband processing and if circuitry for HNS and millimeter wave circuits and antenna systems for Endgate. In the event HNS elects to design and manufacture any such component contractor agrees to relinquish its obligation for the design and manufacture of said component and to reduce the contract price appropriately to account for the reduction in scope of work which reduction in price shall include, but not be limited to, non-recurring development cost and recurring manufacturing costs. Furthermore, in the event HNS elects to design and manufacture any components under this article, contractor hereby grants HNS the following rights:

         a. Except for the millimeter wave circuits and antennas, HNS may elect to design and manufacture or subcontract the design and manufacture of any component;
         b. HNS may elect how the integration and test of any component will be performed, e.g., HNS may elect to sell, consign, drop ship or otherwise transfer said components to contractor for test and integration into sub-assemblies or final assemblies. likewise, HNS may elect to have contractor sell its portion of the component(s) to HNS and HNS shall have the sole right to choose how to integrate and test with other components.
         c. In the event HNS elects to design, manufacture, integrate and test or subcontract the integration and test of components to a third party then HNS and contractor shall in good faith mutually agree to modify the interface control documents and specifications as needed.

         For any component HNS elects to design and manufacture, contractor agrees to supply detailed interface information, including but not limited to, interface control documents that will ensure design compatibility between HNS and contractors components.

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ARTICLE  TOOLING OWNERSHIP AND RIGHT TO USE ADD THIS ARTICLE

         The cost to HNS for all required production tooling which is unique to HNS product(s) is included in the total price paid by HNS for the development phase as shown in the article Price and Payment for the 38GHz and 24GHz and as may be shown on any purchase order which may be issued for future point to multipoint developments under this contract. All tooling shall be held by contractor at contractor's risk and be used exclusively in the production of HNS items required by this contract and subsequent contracts. Contractor shall require that all tooling which is unique to HNS product(s) be designated as joint property of the parties with HNS rights to use, such that in the event that contractor is unable or unwilling to fulfill the requirements of this contract or is in default pursuant to the article of this contract termination for default, HNS has unrestricted right to use said tooling at no additional cost to HNS. The contractor shall establish procedures for the adequate storage, maintenance and inspection of this equipment and shall maintain inspection records available to HNS upon request. The requirements of this article shall be extended by contractor to each of its subcontractors performing work pursuant to this contract.

ARTICLE  MANUFACTURING TRANSFER ADD THIS ARTICLE

It is understood by the parties that contractor intends to take steps to increase its manufacturing capabilities or to subcontract the manufacture of all or some components of the work in order to fulfill the forecasted production requirements as contemplated by this contract. Contractor shall submit to HNS, within 21 calendar days of the date of execution of this Amendment #1, a mutually agreeable manufacturing plan to be utilized to accomplish the forecasted production requirements. Such plan shall include, but not be limited to, capital equipment order and delivery milestones, staff acquisition plans, material procurement and delivery schedules, facilities, key personnel and key processes. Furthermore, the manufacturing plan shall include details for backup manufacturing capacity, with mutually agreeable backup sources of said capacity, that may be required for any reason. This plan for backup capacity shall include an executed frame agreement between Endgate and a mutually agreeable source of capacity for any production work which will be manufactured by contractor.

HNS, at its sole option, may direct contractor to transfer the manufacture of the work within a reasonable amount of time to the mutually agreed backup source of capacity as detailed in the manufacturing plan, at no cost increase to HNS, in the event that contractor fails to make progress as to endanger performance of the production requirements, if any, in accordance with the terms of this contract.

Such transfer of manufacture shall include but not be limited to the transfer all pertinent and required documentation, including software, artwork, test procedures/fixtures, specifications, parts lists, drawings, tooling, jigs, dies, etc. Except for Endgate proprietary technology to enable production and testing of the work. This article does not relieve contractor of any of its obligations under this contract.

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ARTICLE  FRAME AGREEMENT ADD THIS ARTICLE.

A. By way of Amendment #1 to contract no. JBG-020798-1, the amended terms and conditions shall represent the agreed to terms and conditions for the 24GHz odu development and any future point to multipoint developments at frequencies of 18GHz and above undertaken between HNS and contractor. All rights and remedies set forth in the provisions of the contract shall be individually enforceable for each such procurement.

B. For any future point to multipoint developments undertaken between HNS and contractor, HNS shall issue a purchase order which references this contract wherein the prices, schedules, specifications and statements of work shall be detailed in said purchase order. A signature line shall be provided on said purchase order wherein a duly authorized officer of contractor shall execute as acceptance of the purchase order under the same terms and conditions of this contract and return copy to HNS. No agreement for any future development shall be in effect unless or until a purchase order referencing this contract is executed by a duly authorized officer of the parties.

C. Notwithstanding any provision on any form supplied by HNS or contractor to the contrary, all purchase orders issued by HNS referencing this contract shall be subject to and governed by the terms of this contract. Any terms and conditions that appear on any form supplied by HNS or contractor which alter, revise, conflict with or supplement the terms of this contract shall have no force or effect unless mutually agreed to and put in writing as an amendment to this contract or on the face of the relevant purchase order.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to the Contract.

                                HUGHES NETWORK SYSTEMS

ATTEST:                         BY: /S/ SURESH ARORA
       ------------------           -----------------------
                                NAME: SURESH ARORA
                                      ---------------------
                                TITLE: VICE PRESIDENT
                                       --------------------

                                ENDGATE CORPORATION

ATTEST: [illegible]             BY: /S/ JAMES BYBOKAS
       ------------------           -----------------------
                                NAME: JAMES BYBOKAS
                                      ---------------------
                                TITLE: VICE PRESIDENT
                                       --------------------


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